UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  May 8, 2023
LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, New York 14048
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On May 8, 2023, Lake Shore Bancorp, Inc. (the “Company”) appointed Kim C. Liddell as President, Chief Executive Officer and Director of the Company. In addition, Lake Shore, MHC (the “MHC”), the mutual holding company parent of the Company, appointed Mr. Liddell as President, Chief Executive Officer and Director of the MHC.
Mr. Liddell served as the Chairman and President of Delmarva Bancshares, Inc. and Chairman, President and Chief Executive Officer of 1880 Bank, Cambridge, Maryland from 2010 until its acquisition by BV Financial in 2020. Mr. Liddell served as a director of BV Financial and BayVanguard Bank, Baltimore, Maryland from 2020 to 2023. Mr. Liddell served as a director of the Federal Home Loan Bank of Atlanta from 2016 to 2023.
Mr. Liddell is not a party to any transaction with the Company, the MHC or Lake Shore Savings Bank that would require disclosure under Item 404(a) of SEC Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lake Shore Bancorp, Inc.

DATE: May 10, 2023	By:	/s/ Rachel A. Foley
Name: Rachel A. Foley Title: Chief Financial Officer and Treasurer